Letter Regarding Unaudited Interim Financial Information                                        Exhibit 15.1

June 10, 2003

Stockholders

AutoZone, Inc.

We are aware of the incorporation by reference in the following Registration Statements and related Prospectuses of AutoZone, Inc. of our report dated May 27, 2003 relating to the unaudited condensed consolidated interim financial statements of AutoZone, Inc. that are included in its Form 10-Q for the quarter ended May 10, 2003:

Registration Statement (Form S-8 No. 333-42797) pertaining to the Amended and Restated AutoZone, Inc. Employee Stock Purchase Plan

Registration Statement (Form S-8 and S-3 No. 33-41618) pertaining to the AutoZone, Inc. Amended and Restated Stock Option Plan

Registration Statement (Form S-8 No. 333-88245) pertaining to the AutoZone, Inc. Second Amended and Restated 1996 Stock Option Plan

Registration Statement (Form S-8 No. 333-88241) pertaining to the AutoZone, Inc. Second Amended and Restated Director Compensation Plan

Registration Statement (Form S-8 No. 333-75142) pertaining to the AutoZone, Inc. Third Amended and Restated 1998 Director Stock Option Plan

Registration Statement (Form S-8 No. 333-75140) pertaining to the AutoZone, Inc. Executive Stock Purchase Plan

Registration Statement (Form S-8 No. 333-103665) pertaining to the AutoZone, Inc. 2003 Director Compensation Plan

Registration Statement (Form S-8 No. 333-103666) pertaining to the AutoZone, Inc. 2003 Director Stock Option Plan

Registration Statement (Form S-3 No. 333-83436) pertaining to a shelf registration to sell 15,000,000 shares of common stock owned by certain selling stockholders

Registration Statement (Form S-3 No. 333-100205) pertaining to a shelf registration of $500 million in debt securities.

                                                                                                               /s/ ERNST & YOUNG LLP

Memphis, Tennessee

June 10, 2003